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                            TRUST FOR CREDIT UNIONS

                               AMENDMENT NO. 2 TO
            AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
            -------------------------------------------------------

     WHEREAS, Sections 4.1 and 7.3 of the Agreement and Declaration of Trust dated September 24, 1987 as amended and restated through the date hereof (the "Declaration"), of Trust for Credit Unions (the "Trust") provides that the Declaration may be amended to establish and designate new Series of Units by an instrument in writing executed by a majority of the Trustees of the Trust and setting forth such establishment and designation and the relative rights and preferences of such Series;

     NOW, THEREFORE, the undersigned, being a majority of the Trustees of the Trust, (1) hereby amend the Declaration by designating and establishing one additional Series of Units to be known as the "Mortgage Securities Portfolios," such new Series to have the relative rights and preferences set forth in Subsections (a) through (l) of Section 4.2 of the Declaration, and (2) hereby determine pursuant to Section 7.3 of the Declaration that the foregoing Amendment shall be effective upon the execution of a certificate by a Trustee or officer of the Trust to the effect that said amendment has been duly adopted.

     Witness our hands this 21st day of September, 1992.


Gene R. Artemenko                         Thomas S. Condit
-----------------------                   ------------------------
Gene R. Artemenko                         Thomas S. Condit

James C. Barr                             Lawrence Connell
-----------------------                   ------------------------
James C. Barr                             Lawrence Connell

Edgar F. Callahan                         Stephen Brent Wells
-----------------------                   ------------------------
Edgar F. Callahan                         Stephen Brent Wells

Robert M. Coen                            John L. Ostby
-----------------------                   ------------------------
Robert M. Coen                            John L. Ostby

John T. Collins                           Wendell A. Sebastian
-----------------------                   ------------------------
John T. Collins                           Wendell A. Sebastian

STATE OF NEW YORK   )
                    )
COUNTY OF NEW YORK  )

     Then personally appeared the above-mentioned Trustees and acknowledged this instrument to be their free act and deed this 21st day of September, 1992.

                                         Melissa Dolan
                                         --------------------------------------
                                         Notary Public
                                         My Commission Expires: Notary Public,
                                           State of New York
                                         No.01D04843325
                                         Qualified in New York County
                                         Commission Expires April 30, 1993